TRIMAR ENERGY PARTNERS, INC.

P.O. BOX 2023 RANCHO SANTA FE, CA 92067 858-756-5553

October 18, 2006

Sun Cal Energy
700-Bow Valley Square
205-5th Avenue S.W.
Calgary AB, Canada
T2P 2V7

ATTN: George Drazenovic

Re: Letter Agreement
Sale of ORRI
City of Hobart Lease (1211 acres)
Washita County, Oklahoma

Dear Sirs:

The following Letter Agreement is made in reference to TriMar Energy Partners, Inc. hereinafter referred to as "TriMar", interest in selling an overriding royalty interest "ORRI" in its City of Hobart Lease, hereinafter referred to as the"Hobart Lease", described as tracts of land located in Sections 2, 10, 11, 14 and 15, Township 8N , Range 18W , and containing 1,211.44 acres, more or less, and more further described as Exhibit "A", to Sun Cal Energy, hereinafter referred to as "Sun Cal" Upon the execution of this Letter Agreement in the space provided below, this shall constitute an agreement between TriMar and Sun Cal, and/or their assigns, collectively the "Parties", subject to the following terms and conditions:

1. The purchase price shall be Five Hundred Twenty-Five Thousand dollars ($525,000.00), payable in two payments as follows:
   a. Three Hundred Seventy Five Thousand US Dollars payable via wire transfer on or before October 27, 2006.
   b. One Hundred Fifty Thousand US Dollars payable via wire transfer on or before January 30th, 2007.

2. In the event that these either of these payments are not made by the deadline above this contract shall be deemed null and void and the ORRI shall remain the property of TriMar.

   GP on SunCal SunCal on GD.

3. TriMar has agreed to assign ~~to TRC~~ and ~~TRC~~ has agreed to accept the assignment of a one and one half percent (1.5%) of 8/8ths overriding royalty in the Hobart Lease, as more further described in Exhibit "A", attached hereto and made a part hereof. As is contemplated by this agreement, an assignment of overriding royalty interest has been prepared and will be executed in conjunction herewith upon completion of the abovementioned funding.

4. TriMar and/or its assignee or designee is to receive One Million Five Hundred Thousand (1.5 million) 144 shares of Sun Cal stock or the entity in which Sun Cal is taken public or any other company taking title to this ORRI.

5. Additionally, TriMar and or its assignee/designee shall receive, upon the written proposal of a second well to be drilled within the abovementioned ORRI acreage, One Million (1 million) shares of 144 shares of Sun Cal stock or the entity in which Sun Cal is taken public or any other company taking title to this ORRI.

6. As per the Agreement between Range Resources/Marathon Oil and TriMar, Assignee shall be entitled to one copy, each of all well logs, electric logs, or other wire line surveys. In addition, daily mud logs and drilling reports and well information shall be faxed to Assignee at the time it is faxed to other working interest owners provided, however, such data shall be held in the strictest confidence by Assignor until such data is no longer kept confidential by the State of Oklahoma.

7. This agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

8. This agreement shall never be construed as creating a partnership relation between the parties hereto, or to render them liable as partners. All of the rights, duties and obligations of the parties pursuant to this agreement shall at all times remain separate and not joint or collective.

9. This agreement may not be changed or amended unless approved and signed by both parties.

10. The parties hereto agree that the laws of the State of California shall govern in any dispute between the parties in this agreement.

11. This agreement when signed in separate counterparts and sent via facsimile constitutes a binding agreement between the parties hereto.

Please review the entire Letter Agreement, and if the terms and conditions of the Agreement are acceptable, please signify your acceptance hereof by signing in the space provided below and return same to TriMar via facsimile at (858) 756-8868.

Very Truly Yours

TRIMAR ENERGY PARTNERS, INC.

Steven C Marshall
President

AGREED TO AND ACCEPTED this 18th day of October, 2006

G. Drazenovic

Sun Cal Energy
George Drazenovic, Officer

EXHIBIT A

OIL GAS AND MINERAL LEASES DESCRIBED AS FOLLOWS:

OIL AND GAS LEASE FROM THE CITY OF HOBART, A MUNICIPAL CORPORATION, AS LESSOR AND TRIMAR ENERGY PARTNERS, INC., A CALIFORNIA CORPORATION, AS LESSEE, DATED APRIL 1, 2004 RECORDED FILE NO. ______________, OFFICIAL RECORDS, WASHITA COUNTY, OKLAHOMA COVERING THE FOLLOWING DESCRIBED LANDS IN WASHITA COUNTY, OKLAHOMA, TO WIT:

1211.44 ACRES BEING DESCRIBED AS FOLLOWS:

Section 2, Township 8 North, Range 8 West

Lots 1 and 2 and S/2 NE/4 and Lots 3 and 4 and the S/2 NW/4 less a 3.00 acre tract beginning at the SW Corner of the NW/4, thence North on the Section line between Sections 2 and 3 to the center of the channel of East Elk Creek, thence in a southeasterly course following the meandering of said creek to the point of intersection of said creek with the South boundary line of said NW/4, thence West on the Half Section line between the NW/4 and the SW/4 of Section 2 to the POB and the SW/4, containing 496.58 acres, more or less;

Section 10, Township 8 North, Range 18 West

A tract in the NE/4 described as beginning at a point on the South line of said NE/4 and 53.1 feet West of the East quarter corner of Section 10; thence North 89□59' W along the South line of said NE/4 a distance of 684.6 feet to a point; thence N 00□17' W a distance of 72.5 feet to a point; thence N 44□59' W a distance of 149.9 feet to a point; thence N 88□21' W a distance of 374 feet to a point; thence N 20□58' W a distance of 465 feet to a point; thence S 76□39' E a distance of 446.4 feet to a point; thence N 29□33' E a distance of 125.5 feet to a point; thence N 25□29' W a distance of 417.6 feet to a point; thence N 13□29' W a distance of 311.8 feet to a point; thence N 75□51' W a distance of 265.0 feet to a point; thence N 24□32' E a distance of 324.3 feet to a point; thence 33□19' W a distance of 432.8 feet to a point; thence N 04□03' E a distance of 206.8 feet to a point; thence N 52□08' E a distance of 178.4 feet to a point; thence S 14□13' W a distance of 180.1 feet to a point; thence S 53□02' E a distance of 347.3 feet to a point; thence N 67□19' E a distance of 211.0 feet to a point; thence N 07□41' W a distance of 391.7 feet to a point; thence North a distance of 190.9 feet to a point; thence East a distance of 281.2 feet to a point; thence South a distance of 125.3 feet to a point; thence S 60□08' E a distance of 362.5 feet to a point; thence S 32□31' E a distance of 161 feet to a point; thence S 05□51' E a distance of 190.0 feet to a point; thence S 34□59' W a distance of 257.8 feet to a point; thence S 44□44' W a distance of 242.3 feet to a point; thence S 13□26' E a distance of 161.5 feet to a point; thence S 34□06' E a distance of 524.9 feet to a point; thence S 11□11' E a distance of 1038.5 feet to the point of beginning, containing 41.18 acres, more or less; AND

The SE/4 less 78.80 acres described as: Beginning at a point ten hundred forty-one and six tenths (1041.6) feet West of the Southeast corner of section 10, Township 8 North of Range 18 W.I.M., thence North twenty-six degrees and eight minutes West twelve hundred and fifty (1250.0) feet; thence North one hundred eighty-six (186.0) feet; thence East seven hundred forty (740.0) feet; thence North two hundred twenty-five (225.0) feet; thence North fifty-one degrees and twenty-four minutes West nine hundred thirty-six and four tenths (936.4) feet; thence West five hundred thirty (530.0) feet; thence North three hundred fifteen (315.0) feet; thence East thirteen hundred seventy-three (1373) feet; thence North two hundred fifty-seven and nine tenths (257.9) feet to a point on the 1/4 Section line; thence West eighteen hundred ninety-

PAGE TWO TO EXHIBIT A

two and eight tenths (1892.8) feet to the center of Section 10, Township 8 North, of Range 18 W.I.M.; thence South on 1/4 Section line to the Southwest corner of the Southeast Quarter of Section 10, Township 8 North, of Range 18 W.I.M.; thence East along South boundary line of the South-East Quarter of Section 10, Township 8 north of Range 18 W.I.M.; to the point of beginning and being part of the Southeast Quarter of Section 10, Township 8 North of Range 18 W.I.M., containing 81.20 acres, more or less.

Section 11, Township 8 North, Range 18 West

Part of W/2 & SE/4 described as follows: Beginning at the NW corner of said Section 11; thence South 89□57' East along the North line of said Section a distance of 1443.6 feet to a point; thence South 11□44' West a distance of 191.9 feet to a point; thence South 63□19' East a distance of 384.7 feet to a point; thence South 15□33' East a distance of 556.1 feet to a point; thence South 11□30' East a distance of 330.0 feet to a point; thence South 47□00' East a distance of 450.0 feet to a point; thence South 25□01' East a distance of 100.0 feet to a point; thence South 32□46' West a distance of 222.9 feet to a point; thence South 16□20' West a distance of 530.0 feet to a point; thence South 16□30' East a distance of 375.0 feet to a point on the Quarter Section line; thence North 89□57' West along said Quarter Section line a distance of 1942.7 feet to a point; thence North 00□07' West a distance of 219.0 feet to a point; thence North 89□57' West a distance of 218.0 feet to a point on the West line of said Section; thence North 00□07' West along the said West line, a distance of 2452.3 feet to the beginning, containing 119.82 acres, more or less;

The SW/4 of Sec. 11-8N-18W less and except the following tract: Beginning at the NE corner of said SW/4 Sec 11, thence South along the East line of said SW/4 a distance of 2155.0 feet to a point 520.00 feet North of the SE corner of said SW/4, thence West a distance of 300.00 feet to a point; thence South 36□20' West a distance of 646.00 feet to a point on the South line of said SW/4 690.00 feet West of the SE corner of said SW/4; thence West along said South line of said SW/4 a distance of 660.00 feet to a point; thence North a distance of 350.00 feet to a point; thence North 27□30' East a distance of 2278.5 feet to a point 300 feet south of the North line of said SW/4; thence North 300.00 feet to a point upon the North line of said SW/4, 300.00 feet West of the NE corner of said SW/4, thence East a distance of 300.00 feet to the NE corner of said SW/4, the point of beginning, said tract containing 45.3 acres, more or less, and containing 114.7 acres, more or less;

AND

A tract of land located in the SE/4 of Section 11-8N-18W, containing 21.45 acres, more or less, and described as follows: Beginning at the SW corner of said SE/4, thence South 89□50' East along the South line of said SE/4 a distance of 210.00 feet to a point; thence North 44□35' East a distance of 580.00 feet to a point; thence North 86□00' East a distance of 279.00 feet to a point; thence South 34□15' East a distance of 337.1 feet to a point; thence North 82□36' East a distance of 220.7 feet to a point; thence North 27□12' West a distance of 142.2 feet to a point; thence North 17□00' West a distance of 261.00 feet to a point; thence North 37□42' West a distance of 241.00 feet to a point; thence North 29□06' feet East a distance of 338.00 feet to a point; thence North 22□01' East a distance of 396.6 feet to a point; thence North 28□03' West a distance of 393.7 feet to a point; thence North 42□53' East a distance of 426.4 feet to a point; thence North 17□45" West a distance of 293.00 feet to a point; thence South 42□45' West a distance of 735.00 feet to a point; thence South 16□55' East a distance of 315.00 feet to a point; thence South 56□55' East a distance of 100.00 feet to a point; thence South 38□05' West a distance of 300.00 feet to a point; thence South 48□35' West a distance of 1100.00 feet to a point; thence South 84□11' West a distance of 59.00 feet to a point on the West line of said SE/4, 386.00 feet North of the SW corner of said SE/4; thence South along said West line of said SE/4 a distance of 386.00 feet to the said SW corner of the SE/4 of Section 11-8N-18W, the same being the point of beginning, containing 21.45 acres; more or less;

Section 14, Township 8 North, Range 18 West

The North 700' of the SW/4, containing 42.42 acres, more or less;

AND

A 17.04 acre tract located in the SW/4, beginning at a point on the West line of said Section and 1950.0 feet North of the South line of said Section; thence South along the West line of said Section a distance of 1950.0 feet to the SW Corner of said Section; thence East along the south line of said Section a distance of 900.0 feet to a point; thence North 450.0 feet to a point; thence West 450.0 feet to a point; thence in a northwesterly direction a distance of approximately 1566.1 fete to the POB, containing 17.04 acres, more or less;

AND

The NW/4, containing 160.0 acres, more or less;

AND

A tract of land in the SW/4, beginning at a point on the West Bank of Little Elk Creek 700 feet South of the North line and 1510 feet East of the West line of the SW/4 of Section 14; thence southwesterly along the meandering of the west bank of said Little Elk Creek to the South line of said SW/4; thence West along the South line of said quarter section to a point 900 feet East of SW Corner of said quarter section; thence North 450 feet; thence West 450 feet; thence northwesterly to a point on the West line of said quarter section 1950 feet North of the SW Corner of said quarter section; thence East to the POB, containing 40.0 acres, more or less;

Section 15, Township 8 North, Range 18 West

A tract of land in the E/2 SE/4, beginning at a point on the East line of said section and 450 feet North of the South line of said Section; thence North 22 degrees and 15 minutes West a distance of 2377 feet to a point on the North line of said East half of said quarter section; thence East along said North line a distance 900 feet to a point that is the NE corner of said E/2 of said quarter section; thence South along the East line of said Section a distance of 2200 feet to the POB, containing 22.50 acres, more or less;

AND

The East 900 feet of the NE/4, containing 54.55 acres, more or less.

SIGNED FOR IDENTIFICATION

Steven C. Marshall

PAGE THREE TO EXHIBIT A

Attached to and made a part of that certain Assignment of Oil and Gas Lease by and between TriMar Energy Partners, Inc. and Range Resources, LLC dated May 12, 2006.

LEASE DATE:	April 1, 2004
LESSOR:	City of Hobart
LESSEE:	TriMar Energy Partners, Inc.
RECORDED:	Book 983, Page 135